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Exhibit 11
                        Arvin Industries, Inc.
          Computation of Earnings Per Share of Common Stock
           (Amounts in millions, except per share amounts)
                              Unaudited
                                                                        Three Months Ended      Nine Months Ended
                                                                      -----------------      -----------------
                                                                        Sept. 28, Sept. 29,     Sept. 28,Sept. 29,
                                                                          1997      1996          1997     1996
                                                                         ------    ------        ------   ------
Primary Earnings Per Share
--------------------------
Income from continuing operations                                     $    13.6 $     8.3    $     47.7 $   28.3
Income from discontinued operation, net of tax                              1.6      --             1.6     --
                                                                         ------    ------        ------   ------
Net income                                                            $    15.2 $     8.3    $     49.3 $   28.3
                                                                         ======    ======        ======   ======

  Average shares of common stock outstanding                               23.0      22.5          22.8     22.4
  Incremental common shares applicable to common
    stock options based on the common stock daily
    average market price during the period                                   .6        .1            .4       .1
                                                                         ------    ------        ------   ------
  Average common shares, as adjusted                                       23.6      22.6          23.2     22.5
                                                                         ======    ======        ======   ======
Earnings per average share of common stock
   (including common stock equivalents):
Continuing operations                                                 $     .58 $     .37    $     2.06 $   1.26
Discontinued operations                                                     .07      --             .07     --
                                                                         ------    ------        ------   ------
                                                                      $     .65 $     .37    $     2.13 $   1.26
                                                                         ======    ======        ======   ======

Fully Diluted Earnings Per Share:
--------------------------------
Income from continuing operations                                     $    13.6 $     8.3    $     47.7 $   28.3
Income from discontinued operation, net of tax                              1.6      --             1.6     --
                                                                         ------    ------        ------   ------
Net income                                                                 15.2       8.3          49.3     28.3
Add back 7.5% convertible debentures' after tax
  interest expense.                                                        --          .7          --        2.2
                                                                         ------    ------        ------   ------
Net income to common stock assuming full dilution                     $    15.2 $     9.0    $     49.3 $   30.5
                                                                         ======    ======        ======   ======

  Average shares of common stock outstanding                               23.0      22.5          22.8     22.4
  Incremental common shares applicable to common stock
    options based on the more dilutive ending or average
    market price of the common stock during the period                       .7        .2            .4       .1
  Average common shares issuable assuming conversion
    of 7.5% convertible subordinated debentures                            --         2.2          --        2.2
                                                                         ------    ------        ------   ------
  Average common shares assuming full dilution                             23.7      24.9          23.2     24.7
                                                                         ======    ======        ======   ======
Fully diluted earnings per average share assuming
  conversion of all applicable securities:
Continuing operations                                                 $     .57 $     .36    $     2.05 $   1.23
Discontinued operations                                                     .07      --             .07     --
                                                                         ------    ------        ------   ------
                                                                      $     .64 $     .36    $     2.12 $   1.23
                                                                         ======    ======        ======   ======

  See notes to consolidated financial statements.
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